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Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated January 9, 2004, accompanying the consolidated financial statements included in the 2003 Annual Report of Harleysville National Corporation on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Harleysville National Corporation on Forms S-8 (File No. 33-69784, effective October 1, 1993, File No. 333-17813, effective December 13, 1996, File No. 333-79971, effective June 4, 1999, and File No. 333-79973, effective June 4, 1999).

Philadelphia, Pennsylvania
March 4, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS